Exhibit 99
News Release

September 23, 2011

For Release:	Immediately
Contact:	Denise D. VanBuren (845) 471-8323

CH Energy Group, Inc. Declares
Common Stock Dividend of 55.5 Cents/Share

(Poughkeepsie, NY) The Board of Directors of CH Energy Group, Inc., (NYSE: CHG), at its regularly scheduled meeting, today declared a quarterly dividend of 55.5 cents per share of its Common Stock, payable November 1, 2011, to holders of record October 11, 2011.

“Approximately one year ago, we announced a change in strategic direction that returned our focus to what we do best: energy delivery,” said Chairman of the Board, President and Chief Executive Officer Steven V. Lant. “We have executed well on our plan to divest our renewable generation assets, and have used the majority of the proceeds to repurchase approximately 6 percent of our outstanding shares”.

“The resulting earnings per share accretion and the greater earnings stability we expect going forward combine to put us in a position to announce the first increase in our quarterly dividend since CH Energy Group was formed in 1999,” he said.

“Going forward, we intend to invest exclusively in our energy delivery businesses in order to serve our customers at an improved level of reliability and quality,” he added.

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About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly a regulated transmission and distribution utility, headquartered in Poughkeepsie, NY. Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 74,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies energy products and services to approximately 57,000 customers in the Mid Atlantic Region.

Forward-Looking Statements –
Statements included in this news release  and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group’s and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; the ability of the Company to divest non-core assets at acceptable prices within expected time frames, legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Given these uncertainties, undue reliance should not be placed on the forward-looking statements.